Exhibit 99.1

IPIC® ENTERTAINMENT ANNOUNCES FIRST QUARTER 2019 RESULTS

REITERATES FOUR KEY STRATEGIC INITIATIVES

BOCA RATON, FL (Globe Newswire) – May 20, 2019 – IPIC® Entertainment Inc. (“IPIC” or the “Company”) (NASDAQ: IPIC), creators of America’s coveted IPIC® luxury theater-and-restaurant destinations, today reported financial results for the first quarter ended March 31, 2019. The Company also reiterated its four key strategic initiatives designed to create long-term value for stockholders.

Hamid Hashemi, Founder & Chief Executive Officer of IPIC® Entertainment, commented, “Although the industry surprised us all with an even slower-than-expected start to the year, we are pleased with the effectiveness of our Q1 cost control efforts. In fact, both our food and beverage margins and our theater margins improved as a percentage of their applicable revenue, which protected our bottom-line from a potentially more severe deleverage impact. Looking ahead, we are poised to take full advantage of the strong film offerings for the balance of 2019 with these key cost initiatives firmly entrenched in our business processes. In addition, our ACCESS Membership Rewards™ Program continues to grow steadily as more and more guests take advantage of the new perks the Program has to offer.”

Hashemi continued, “From a top-line perspective, Q1 already had a tough comparison as Black Panther made Q1 2018 the second highest grossing Q1 of all time. The government shutdown in January and unfavorable weather in February at some of our highest volume locations only added to this challenge. The good news is that Avengers: Endgame served as a reminder of how quickly momentum can swing and we share the same positive sentiment as film industry analysts for the remaining three quarters of the year. However, in view our Q1 top-line performance and the opening delay of our Irvine, CA location into next year, we have lowered our total revenues guidance while remaining confident that our Store-level EBITDA and Adjusted EBITDA ranges are still within reach.”

Hashemi concluded, “Our four key strategic initiatives are designed to create long-term value for stockholders. First, our cost control efforts should lead to an increase in Store-level EBITDA and a narrowing of our Adjusted EBITDA loss compared to 2018. Second, we are building on the success of our sponsorship and membership program to drive high-margin revenue. Third, we have opened a location in Delray Beach, FL that is off to a strong start and have a robust pipeline of up to five scheduled domestic openings in 2020 and 2021. Finally, we are also pursuing international growth opportunities and eagerly await our operating license for Saudi Arabia.”

First Quarter 2019 Financial Results Compared to Prior Year

Total revenues for the three months ended March 31, 2019 were $30.2 million compared to $38.7 million for the three months ended March 31, 2018. Comparable-store sales decreased 21.7%.

Net loss attributable to IPIC Entertainment Inc. for the three months ended March 31, 2019 was $(9.3) million compared to $(6.4) million for the three months ended March 31, 2018.

Store-level EBITDA* was $1.0 million in the three months ended March 31, 2019, compared to $3.3 million in the three months ended March 31, 2018. EBITDA* improved by $7.0 million to $(5.3) million in the three months ended March 31, 2019, compared to $(12.3) million in the three months ended March 31, 2018. Adjusted EBITDA* for the three months ended March 31, 2019 was $(3.8) million compared to $(1.2) million for the three months ended March 31, 2018.

* Store-level EBITDA, EBITDA, and Adjusted EBITDA are non-GAAP measures. Reconciliations of store-level EBITDA, EBITDA and adjusted EBITDA to net income (loss), the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Non-GAAP Financial Measures.”

Key Strategic Initiatives

1.	Improving Profitability at Existing Locations:
●	IPIC intends to realize greater cost efficiencies and higher profitability at the Store-level. Under the current cost structure, the Company generally estimates that roughly 30% of any comparable-store sales growth that exceeds the cost of inflation in that store would flow through to Adjusted EBITDA.
●	IPIC implemented a new labor scheduling technology in January 2019 across all locations which is expected to increase labor productivity by up to 100 basis points this year despite continuing increases in minimum wage rates affecting certain locations and the tight labor market overall.

2.	Increasing Alternative Revenue Streams:
●	IPIC launched a new ACCESS Membership Rewards™ program that offers exciting new benefits and plans to its customer base. The Company has been pleased with the success from its new digital performance marketing initiatives geared to drive Gold membership sign-ups, which rose 74% compared to the year-ago period. It has also made it easier and more seamless for guests to earn Platinum and Platinum Elite status. IPIC will continue leveraging its growing membership network as the brand expands and increases its market presence.
●	IPIC projects membership and sponsorship revenues to grow at a faster pace than other revenue streams for the foreseeable future.

3.	Opening New IPIC Locations Domestically:
●	IPIC currently operates 123 screens at 16 locations in nine states.
●	The Company opened its newest location in Delray Beach, FL on March 7th. The Irvine, CA location which had been expected to open in the fourth quarter of 2019 has shifted into the first half of 2020. The Company now expects to open up to five new domestic units in 2020 and 2021 and thereafter.
●	IPIC has nine signed leases, four of which are under construction, and an additional ten sites that are in lease negotiations.

4.	Pursuing International Growth Opportunities:
●	The Company is exploring the potential to expand the IPIC® brand internationally through licensed and/or asset-light partnerships.
●	IPIC has already been cleared to receive its license to operate theaters in The Kingdom of Saudi Arabia and should receive its license once required final documents are processed. The first one-of-a-kind, world-class luxurious IPIC® theater-and-restaurant location in Saudi Arabia will be in Riyadh, the county’s capital and main financial hub.
●	The Company believes the market in Saudi Arabia is large enough to support 25 to 30 IPIC® locations within the next ten years and over time expects to expand to all parts of the country.

Updated Full Year 2019 Financial Outlook

For the year ending December 31, 2019 IPIC is updating its annual outlook to the following guided ranges. This updated outlook reflects its performance through the first quarter of 2019 along with the Company’s expectations for the remainder of the year.

●	Total revenue of $146 million to $150 million (previously $153 million to $158 million).
●	Comparable-store sales of low-to-mid single digit growth (unchanged).
●	Store-level EBITDA* $19 million to $21 million (unchanged but likely at the lower-end of this range).
●	Adjusted EBITDA* of $(3.0) million to $(1.0) million (unchanged but likely at the lower-end of this range).
●	One new location in Delray Beach, FL which opened during the first quarter. The Irvine, CA, location has since moved to the first half of 2020 due to construction delays.
●	Capital expenditures of $17 million to $19 million, net of tenant improvement dollars, which include the Delray Beach, FL location that has been completed, marking a substantial decrease from 2018.

Recent Events

●	Mr. Jason Daniel was appointed as IPIC’s Senior Vice President, Operations on May 6, 2019. In this role, he will lead and oversee operations, working collaboratively with field leaders and the Executive team to integrate operations, marketing, financial, and human resources initiatives across the entire IPIC brand of theaters and restaurants. Daniel brings a significant amount of hospitality and leadership experience from three decades to IPIC, having worked in Operations Leadership roles for brands including Bennigan’s, Boston Market, Macaroni Grill, Metromedia Tavern and most recently, Cheddar’s Scratch Kitchen. Daniel will be assuming a new role in the company and will be focused on people and processes to ensure the brand is set up for scale and best in class execution.
●	On May 15, 2019 IPIC was notified by the Nasdaq that the Company no longer meets its Listing Rules (the “Rules”) for listed securities, which required a minimum Market Value of Listed Securities (MVLS) of $35 million for 30 consecutive business days. Consequently, a deficiency exists with regard to the Rule. However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance. If at any time during this compliance period, which ends on November 11, 2019, the Company’s MVLS closes at $35 million or more for a minimum of ten consecutive business days, Nasdaq provide IPIC written confirmation of compliance and this matter will be closed.

Conference Call

IPIC will host a conference call today at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing (201) 389-0878. A replay will be available after the call and can be accessed by dialing (412) 317-6671; the passcode is 13690782. The replay will be available until June 20, 2019.

The conference call will also be webcast live from the Company’s Investors website at www.ipic.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

Key Financial Definitions

New store openings – Our ability to expand our business and reach new guests is influenced by the opening of additional IPIC locations in both new and existing markets. The success of our new IPIC locations is indicative of our brand appeal and the efficacy of our site selection and operating models.

Comparable-store sales – Comparable-store sales are a year-over-year comparison of sales at IPIC locations open at the end of the period which have been open for at least 12 months prior to the start of such quarterly period. It is a key performance indicator used within the industry and is indicative of acceptance of our initiatives as well as local economic and consumer trends. Our comparable IPICs consisted of 14 and 15 IPICs as of the end of the first quarter of 2018 and 2019, respectively. From period to period, comparable-store sales are generally impacted by attendance and average spend per person. Spend per person is, in turn, composed of pricing and sales-mix changes.

Store-level EBITDA – A non-GAAP measure, Store-level EBITDA consists of total revenues less Store-level expenses that include food-and beverage cost-of-goods sold, box-office-and-other-income costs-of-goods-sold, labor costs, occupancy expenses and other-operating expenses.

EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization.

Adjusted EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization, and which also excludes equity-based compensation expense, losses on the disposal of property and equipment, as well as certain non-recurring items that the Company does not believe directly reflect its core operations.

About IPIC® Entertainment Inc.

Established in 2010 and headquartered in Boca Raton, FL, IPIC® Entertainment is America’s premier luxury restaurant-and-theater brand. A pioneer of the dine-in theater concept, IPIC® Entertainment’s mission is to provide visionary entertainment escapes, presenting high-quality, chef-driven culinary and mixology in architecturally unique destinations that include premium movie theaters and restaurants. IPIC® Theaters offers guests two tiers of luxury leather seating, Premium Chaise lounge and Premium Plus pod or reclining seating options. IPIC® Theaters currently operates 16 locations with 123 screens in Arizona, California, Florida, Illinois, Maryland, New Jersey, New York, Texas, and Washington and new locations planned for Georgia, Texas, California and Connecticut. For more information, visit www.ipic.com.

Forward-Looking Statements

This press release includes ’‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our financial outlook for the full year 2019; our expectations with respect to the opening of new locations in the near and long term; our expectations with respect to capital expenditures and improvements to existing locations; our expectations with respect to international growth; and our ability to grow our membership network. Such forward-looking statements can be identified by the use of words such as ’’should,’’ ’‘may,’’ ’‘intends,’’ ’‘anticipates,’’ ’‘believes,’’ ’‘estimates,’’ ’‘projects,’’ ’‘forecasts,’’ ’‘expects,’’ ’‘plans,’’ and ’‘proposes’’ or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about us, including risks related to the following: our inability to successfully identify and secure appropriate sites and timely develop and expand our operations in existing and new markets, including international markets; our inability to optimize our theater circuit through new construction and transforming our existing theaters; competition from other theater chains and restaurants; our inability to operate profitably; our dependence on a small number of suppliers for motion picture products; our inability to manage fluctuations in attendance in the motion picture exhibition industry; our inability to address the increased use of alternative film delivery methods or other forms of entertainment; our ability to serve menu items that appeal to our guests and to avoid food safety problems; our inability to obtain sufficient capital to open up new units, to renovate existing units and to deploy strategic initiatives; our ability to address issues associated with entering into long-term non-cancelable leases; our inability to protect against security breaches of confidential guest information; our inability to manage our growth; our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations; our inability to manage our substantial level of outstanding debt; our ability to continue as a going concern; our failure to meet any operational and financial performance guidance we provide to the public; our ability to compete and succeed in a highly competitive and evolving industry; we have identified a material weakness in our internal control over financial reporting which may result in our financial statements containing material misstatements or cause us to fail to meet our periodic reporting obligations and other factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission.

Although the forward-looking statements in this press release are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made that the expectations reflected in our forward-looking statements will be attained. Should one or more of the risks or uncertainties referred to above materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material and adverse respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

IPIC Entertainment, Inc.
Consolidated Statements of Operations
(unaudited, in thousands)

	Three Months Ended
	March 31,	March 31,
	2019	2018

Revenues
Food and beverage	$15,685	$19,992
Theater	$14,071	17,753
Other	482	959
Total revenues	30,238	38,704

Operating expenses
Cost of food and beverage	4,071	5,486
Cost of theater	5,618	7,687
Operating payroll and benefits	9,144	10,578
Occupancy expenses	4,910	4,676
Other operating expenses	5,599	7,608
General and administrative expenses	5,062	13,115
Depreciation and amortization expense	4,787	4,840
Pre-opening expenses	1,138	-
Loss on abandonment of lease	-	1,839
Operating expenses	40,329	55,829

Operating loss	(10,091)	(17,125)

Other Expense
Interest expense, net	(4,832)	(4,614)
Total other income (expense)	(4,832)	(4,614)

Net loss before income tax expense	$(14,923)	$(21,739)

Income tax expense	13	22

Net loss	(14,936)	(21,761)
Less: Net loss attributable to non-controlling interests	(5,631)	(15,385)
Net loss attributable to IPIC Entertainment, Inc.	$(9,305)	$(6,376)

IPIC Entertainment, Inc.
Consolidated Balance Sheet Data
(unaudited, in thousands)

	March 31, 2019	December 31, 2018

Cash and cash equivalents	$3,562	$6,026
Current assets	12,077	14,926
Property and equipment, net	144,562	143,539
Total assets	156,969	158,724
Current liabilities	27,103	29,607
Long-term debt – related party	203,567	188,261
Total stockholders’ / members’ deficit	(149,883)	(140,744)

IPIC Entertainment, Inc.
Non-GAAP Financial Measures

(unaudited, in thousands)

	Three Months Ended
	March 31,	March 31,
	2019	2018

Net loss	$(14,936)	$(21,761)
Plus:
Interest expense	4,832	4,614
Income tax expense	13	22
Depreciation and amortization expense	4,787	4,840
EBITDA	(5,304)	(12,285)

Plus:
Pre-opening expenses	1,138	-
Equity-based compensation	266	8,568
Loss on abandonment of lease	-	1,839
Non-recurring charges	123	652
Adjusted EBITDA	(3,777)	(1,226)

Plus:
General and administrative expense	4,796	4,547
Store-Level EBITDA	$1,019	$3,321

Non-GAAP Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA and Store-Level EBITDA are not recognized under accounting principles generally accepted in the United States, which we refer to as “GAAP.” We define these terms as follows:

“EBITDA” means, for any reporting period, net loss before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is a supplemental measure of our performance and is also the basis for performance evaluation under our executive compensation programs. Adjusted EBITDA is defined as EBITDA adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, equity-based compensation expense, pre-opening expenses, other income and loss on disposal of property and equipment, impairment of property and equipment as well as certain non-recurring charges. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to our ongoing business performance.

“Store-Level EBITDA” is a supplemental measure of our performance which we believe provides management and investors with additional information to measure the performance of our locations, individually and as an entirety. Store-Level EBITDA is defined by us as EBITDA adjusted for pre-opening expenses, other income, loss on disposal of property and equipment, impairment of property and equipment, non-recurring charges, and general and administrative expense. We use Store-Level EBITDA to measure operating performance and returns from opening new stores. We believe that Store-Level EBITDA is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store-level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store-Level EBITDA is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency and performance, and we use Store-Level EBITDA as a means of evaluating store financial performance compared with our competitors.

You are encouraged to evaluate the adjustments we have made to GAAP financial measures and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA and Store-Level EBITDA, you should be aware that in the future we may incur income and expenses that are the same as or similar to some of the adjustments used to calculate the non-GAAP financial measures contained in this press release.

EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our board of directors to assess our financial performance. EBITDA and Adjusted EBITDA are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Store-Level EBITDA is utilized to measure the performance of our locations, both individually and in entirety.

EBITDA, Adjusted EBITDA and Store-Level EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. Our presentation of Adjusted EBITDA and Store-Level EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect tax payments, debt service requirements, capital expenditures, IPIC openings and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on our GAAP results in addition to using EBITDA and Adjusted EBITDA supplementally. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

Investor Relations:

ICR

Raphael Gross

IPICIR@icrinc.com

203-682-8253

Media Relations:

The Gab Group for IPIC® Entertainment Corporate

Michelle Soudry

msoudry@thegabgroup.com

561-750-3500